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                                                                    EXHIBIT 4.5




      DESIGNATION OF 1990 AND 1993 REDEEMABLE CUMULATIVE CONVERTIBLE STOCK


 A.       Designation and Number.

         This designation is for a class of the capital stock of Concourse Corporation (the "Corporation"), out of its undesignated shares, which class shall be redeemable, provide for the payment of cumulative dividends, be convertible into common shares of the Corporation, have a par value of $0.01 per share, and be identified as the "Redeemable Convertible Stock." the number of shares of such class shall be 2,000,000, and shall consist of two series, one of which is identified as the "1990 Redeemable Convertible Stock," and consists of 1,300,000 shares, and the second of which shall be identified as the "1993 Redeemable Convertible Stock," and consists of 700,000 shares (the 1993 Redeemable Convertible Stock, together with the 1990 Redeemable Convertible Stock may be referred to herein as the "Convertible Stock"). The shares of the common stock of the Corporation (the "Common Stock"), the shares of the 1998 Convertible Stock of the Corporation (the "1998 Convertible Stock"), and the Convertible Stock of the Corporation are herein sometimes referred to collectively as the "Capital Stock." The Corporation may issue, and holders may transfer, fractional shares of Capital Stock.

B. Rights and Preferences. The rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of Capital Stock or the holders thereof are as follows:

                  1. Voting Rights. Each holder of Common Stock shall have one vote on all matters submitted to the stockholders for each share of Common Stock outstanding in the name of such holder on the books of the Corporation. Each holder of 1998 Convertible Stock shall have the number of votes specified in the terms of the 1998 Convertible Stock. Each holder of Convertible Stock shall have one vote on all matters submitted to the stockholders for each share of Common Stock which such holder of Convertible Stock would be entitled to receive upon the conversion of his or her Convertible Stock pursuant to the provisions of Subsection B.4(c) hereof. No holder of any shares of Capital Stock shall have any cumulative voting rights.

                  2. Preemptive Rights. No holders of shares of any class of Capital Stock shall be entitled, as such, as a matter of right, to subscribe for, purchase or receive any part of any class whatsoever, or of securities convertible into or exchangeable for any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

                  3. Dividends.

                     a. The holders of 1990 Redeemable Convertible Stock
                  shall be entitled to receive $0.37 per share, and quarterly cash dividends at the rate of $0.042 per annum per share, and the holders of 1993 Redeemable Convertible Stock shall be entitled to receive $0.33 per share, and quarterly cash dividends at the rate of $0.062 per annum per share if the Corporation has sufficient current quarterly earnings and if adequate cash funds are legally available for the payment of cash dividends; provided, however, nothing in this Subsection B.3(a) shall limit or restrict the Corporation's Board of Directors from


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                  establishing a reasonable cash reserve. Such dividends shall be payable quarterly not later than the last business day of each March, June, September and December. Dividends on the 1990 Redeemable Convertible Stock and the 1993 Redeemable Convertible Stock shall start to accrue on October 1, 1998. Following such dates, dividends on the Convertible Stock shall be cumulative, whether or not earned.

                           b. In no event shall any dividend be paid or declared
                  nor shall any distribution be made on the Common Stock nor shall any Common Stock be purchased, redeemed or otherwise acquired by the Corporation for value unless all dividends on the Convertible Stock for all past quarterly dividend periods and for the then-current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment; provided, however, that notwithstanding the foregoing, payments to any current or former employee of the Corporation for Common Stock pursuant to a written agreement between the current or former employee and the Corporation, which agreement has been approved by the Board of Directors of the Corporation, shall not be subject to the restriction contained in this Subsection B.3(b).

                  4.       Convertible Shares.

                           a. Liquidation Preference. In the event of the
                  liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the 1990 Redeemable Convertible Stock shall be entitled to receive in cash, out of the assets of the Corporation, an amount equal to $0.84624 per share for each outstanding share of 1990 Redeemable Convertible Stock, and the holders of the 1993 Redeemable Convertible Stock shall be entitled to receive in cash, out of the assets of the Corporation an amount equal to $1.25 per share for each outstanding share of 1993 Redeemable Convertible Stock. In addition to such amounts, holders of the Convertible Stock shall be entitled to receive a further amount equal to the dividends accumulated and unpaid thereon to the date of such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to pay the foregoing amounts, the holders of such Convertible Stock shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. Such distribution shall be made to the holders of the Convertible Stock before any payment shall be made or any assets distributed to the holders of Common Corporation or any other class of shares of the Corporation ranking junior to the Convertible Stock with respect to the payment of dividends or upon dissolution or liquidation of the Corporation; and the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Convertible Stock , to share ratably in all of the assets of the Corporation thereafter remaining.

                           b.       Required Redemptions.

                                    (1) Commencing on August 24, 2000, and
                           tannually thereafter, on each August 24, the Corporation, if adequate cash funds are legally available therefor, shall redeem from each holder of 1990 Convertible Stock and each holder of 1993 Convertible Stock , at a per share redemption price of $0.84624 and $1.25, respectively, plus an amount equal to the dividends accumulated and unpaid thereon through the date of such redemption, that number of shares of 1990 Convertible Stock and 1993 Convertible Stock equal to one-third of each such


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                           class of shares held by such holder on August 24,
                           2000. The Corporation shall give notice by mail of redemption to the holders of record of Convertible Stock at least 20 days prior to each of such dates of redemption. The notice (x) shall specify the date of redemption and the number of shares to be redeemed from each holder (subject to reduction due to conversion of Convertible Stock by such holder before the date of redemption) and (y) shall be addressed to each holder at his or her address as shown on the records of the Corporation. On or after the date fixed for redemption, each holder of Convertible Stock called for redemption shall surrender the certificate or certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment. If less than all of the shares represented by any such surrendered certificate or certificates are redeemed, the Corporation shall issue a new certificate for the unredeemed shares.

                                    (2) On or before each of July 31, 2000, July
                           31, 2001 and July 31, 2003, the Corporation shall deposit in trust with a bank or trust company located in the United States and having capital, surplus and undivided profits of at least $5,000,000, an amount in cash, if adequate cash funds ate legally available therefor, sufficient to redeem on the next date fixed for redemption thereof the shares to be called for redemption in accordance with Subsection B.4(b)(1), and, in addition to such amount, a further amount, if cash funds are legally available therefor, equal to the dividends accumulated and unpaid thereon to the date of such redemption, with instructions and authority to such bank or trust company to pay the redemption price on or after the date fixed for redemption, upon surrender by such holders of the certificates evidencing the number of shares of Convertible Stock being redeemed. If the required funds are deposited in accordance with this subsection and the certificates evidencing such shares are not surrendered, all rights with respect to such shares shall forthwith after such date cease and terminate, except only the right of the holders to receive the redemption price without interest upon surrender of their certificates therefor. Any monies deposited by the Corporation pursuant to this Subsection B.4(b)(2) and unclaimed at the end of one year after the date fixed for redemption shall be repaid to the Corporation upon its request expressed in a resolution of its Board of Directors, and thereafter the holders of shares so called for redemption shall be entitled to receive payment of the redemption price only from the Corporation. All Convertible Stock which is in any manner redeemed or acquired by the Corporation shall be retired and canceled and none of such shares shall be reissued.

                           c.       Conversion Rights.

                                    (1) Optional Conversion. Each share of
                           Convertible Stock shall be convertible at the option of the holder thereof into 21.75 shares of Common Stock of the Corporation, on the terms provided in Subsection B.4(c) hereof. Each share of Convertible Stock called for redemption by the Corporation shall cease to be convertible on and after the redemption date if provision shall have been duly made for its payment. In order to exercise the conversion privilege, a holder of the Convertible Stock shall surrender the certificate representing such shares to the Corporation at its principal office, accompanied by written notice to the Corporation that the holder elects to covert a specified portion or all of


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                           such shares. Convertible Stock shall be deemed to
                           have been converted on the day of surrender of the certificate representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Convertible Stock, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of the Common Stock issuable upon conversion.

                                    (2) Exchange of Certificates. As promptly as
                           practicable on or after the conversion date, the Corporation shall issue and mail or deliver to such holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion, computed to the nearest full share, and a certificate or certificates for the balance of the Convertible Stock surrendered, if any, not so converted into Common Stock. In addition, if the Corporation has sufficient current earnings and adequate cash funds legally available for payment of cash dividends, then a cash payment shall be made in an amount equal to the accrued but unpaid dividends on the number of shares of Convertible Stock surrendered for conversion through the date of surrender of the shares for conversion. If the Corporation does not have sufficient current earnings or adequate funds legally available to pay all such accrued dividends, the amount of the unpaid dividends shall remain on the books of the Corporation and shall be paid as soon as current earnings and adequate funds are legally available to pay such dividends. The Corporation shall reserve and keep available solely for the purpose of effecting the conversion of shares of the Convertible Stock, such number of shares of the Corporation's Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Stock, and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Stock, the Corporation will forthwith take such corporate action as may be necessary or appropriate to increase its authorized but unissued shares of Common Stock to such number of shares of Convertible Stock as shall be sufficient for such purpose.

                                    (3) Adjustment. The number of shares of
                           Common Stock issuable in exchange for each share of 1990 Convertible Stock upon the exercise of these conversion rights shall be equal to (x) $0.84624 divided by (y) the 1990 Conversion Price then in effect. The 1990 Conversion Price for the 1990 Convertible Stock shall initially be $0.84624 per share, but shall be subject to adjustment from time to time as hereinafter provided. The number of shares of Common Stock issuable in exchange for each share of 1993 Convertible Stock upon the exercise of these conversion rights shall be equal to (x) $1.25 divided by (y) the 1993 Conversion Price then in effect. The 1993 Conversion Price for the 1993 Convertible Stock shall initially be $1.25 per share, but shall be subject to adjustment from time to time as hereinafter provided (the 1990 Conversion Price and the 1993 Conversion Price are referred to collectively herein as the "Conversion Prices").

                                            (i) In case  the  Corporation  shall
                                    declare a  dividend  upon its  Common  Stock
                                    payable   otherwise  then  in  cash  out  of
                                    earnings  or surplus  (including  a dividend
                                    payable in Common  Stock),  then  thereafter
                                    each  holder of  Convertible  Stock upon the
                                    conversion   thereof  will  be  entitled


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                                    to receive the number of shares of Common
                                    Stock into which such Convertible Stock may be converted and, in addition and without payment therefor, the stock or other securities (including Common Stock) which such holder would have received by way of dividends or distributions (otherwise than out of earnings or surplus) if continuously since the record date for any such dividend or distribution such holder (for each share of Convertible Stock held as of such record date) (x) had been the record holder of the number of shares of Common Stock then received and (y) had retained all dividends or distributions in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock.

                                            (ii) In case the Corporation shall
                                    at any time subdivide or split its
                                    outstanding Common Stock into a greater
                                    number of shares, the Conversion Prices in effect immediately prior to such subdivision or split shall be proportionately decreased, and conversely, in case the outstanding Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Prices in effect immediately prior to such combination shall be proportionately increased.

                                            (iii) If any capital reorganization
                                    or reclassification of the Capital Stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, Shares, then as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Convertible Stock shall thereafter have the right to receive in lieu of the Common Stock of the Corporation immediately theretofore receivable upon the conversion of such Convertible Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of outstanding Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of such Convertible Stock had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Convertible Stock to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of such Convertible Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter received upon the conversion of such Convertible Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than the Corporation), the corporation or other entity resulting from such consolidation or the corporation or other entity purchasing such assets shall assume by written instrument executed and mailed to the registered holders of the Convertible Stock at


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                                    the last address of such holders appearing
                                    on the books of the Corporation, the
                                    obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

                                            (iv) The merger of the Corporation's
                                    subsidiary, Peoples Acquisition Corporation, into The Peoples Publishing Group, Inc., and all Capital Stock issuable pursuant thereto, shall not cause any adjustment hereunder.

                                    (4) Upon any adjustment of the respective
                           Conversion Prices, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holders of the Convertible Stock at the addresses of such holders as shown on the books of the Corporation, which notice shall state the Conversion Prices resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such Conversion Price upon the conversion of the Convertible Stock, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                                    (5) In case any time:

                                        (i) the Corporation shall pay any
                                    dividend payable in stock upon its Common
                                    Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock; or

                                        (ii) the Corporation shall offer for
                                    subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                                        (iii) there shall be any capital
                                    reorganization, reclassification of the
                                    Capital Stock of the Corporation, or
                                    consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to another corporation; or

                                        (iv) there shall be a voluntary or
                                    involuntary dissolution, liquidation or
                                    winding up of the corporation;

                           then, in any one or more of said cases, the corporation shall give written notice, by first-class mail, postage prepaid, addressed to the holders of the Convertible Stock at the addresses of such holders as shown on the books of the corporation, of the date on which the books of the corporation shall close or a record shall be taken for such subscription rights, or the date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such subscription rights, or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 30 days prior


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                           to the action in question and not less than 30 days
                           prior to the record date or the date on which the Corporation's transfer books are closed in respect thereto.

                                    (6) As used in Subsection B.4(c), the term
                           "Common Stock" shall mean and include the Corporation's currently authorized Common Stock and shall also include any capital stock of any class of the Corporation hereafter authorized which shall have the right to vote on all matters submitted to the stockholders of the Corporation and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares receivable pursuant to conversion of the Convertible Stock shall include shares designated as Common Stock of the Corporation as of the date of issuance of such Convertible Stock, or, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Subsection B.4(c)(3)(iii) hereof.